UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 12, 2018
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 12, 2018, the compensation committee of the board of directors of CEC Entertainment, Inc. (the “Company”) approved amendments (each an “Amendment” and, collectively the “Amendments”) to the employment agreements of (1) the Company’s Chief Executive Officer and member of its board of directors, Mr. Thomas Leverton, (2) the Company’s President, Mr. J. Roger Cardinale and (3) the Company’s Executive Vice President and Director of Operations, Mr. Randy Forsythe.

Pursuant to each Amendment, the term of each executive’s employment agreement shall continue through June 30, 2019, and thereafter for successive one-year periods, absent a non-renewal election delivered by either party at least 90 days prior to any such renewal date. Any non-renewal of an employment agreement will entitle the executive to the severance benefits described therein.

Each Amendment also provides that each of Messrs. Leverton, Cardinale and Forsythe shall be granted fully vested shares of common stock of the Company under the Queso Holdings Inc. 2014 Equity Incentive Plan having an aggregate grant-date value of $70,471 for Mr. Leverton, $63,363 for Mr. Cardinale and $40,171 for Mr. Forsythe.

The foregoing description of the Amendments is qualified in its entirety by reference to each Amendment, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: October 16, 2018	By:	/s/ Rodolfo Rodriguez, Jr.
Rodolfo Rodriguez, Jr.
Executive Vice President, Chief Legal and Human Resources Officer

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